                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Joint Proxy Statement-Prospectus on Form S-4 of MFS Communications Company, Inc. of our report dated February 14, 1996, on our audit of the consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1995 and 1994, and for the three years in the period ended December 31, 1995, which report is included in MFS Communications Company, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to our firm under the caption "Experts".


                                              /s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.
Omaha, Nebraska
July 10, 1996